 POWER OF ATTORNEY

 We, the undersigned, under the authority granted to each of us to sign jointly on behalf of Novartis AG, hereby grant powers to Simon Zivi, Rebecca White,
Michael Jones, David Middleton, Bartosz Dzikowski, Campbell Murray, and Reinhard
Ambros and constitute and appoint any two of them jointly as our true and lawful attorneys and representatives and to act on our behalf and to sign filings to be made with the U.S. Securities and Exchange Commission (the "SEC") relating to the shares of Tokai Pharmaceuticals, Inc. held by Novartis BioVentures, Ltd, an indirect subsidiary of Novartis AG, as required by the SEC (the "SEC Filings"), and to undertake and carry out all tasks and formalities on our behalf which may be required in connection with giving effect to the SEC Filings.

 We, the undersigned, undertake to ratify and confirm whatever our true and lawful attorneys do or purport to do in good faith in the exercise of any power conferred by this Power of Attorney.

 We, the undersigned, declare that a person who deals with our true and lawful attorneys in good faith may accept a written statement signed by such attorneys to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

 The authority granted by this Power of Attorney shall expire immediately after the SEC Filings are no longer required.

 IN WITNESS WHEREOF, this Power of Attorney is duly signed on this 29th day of
August 2014.

   Novartis AG

   By: /s/ Bruno Heynen
   Name:  Bruno Heynen
   Title: Authorized Signatory

   By: /s/ Knut Mager
   Name:  Knut Mager
   Title: Authorized Signatory